EXHBIT 10.2

               SHANDONG CHAOYING CULTURE & ENTERTAINMENT CO., LTD

                            EQUITY TRANSFER AGREEMENT

Party A: Shaanxi Chaoying Personal Care Group Co., Inc.

Party B: Shaanxi Chaoying Biotechnology Co., Ltd

In witness whereof, Party A and Party B shall, with reference to the equity transfer, hereby voluntarily signed and concluded this Agreement in accordance with the following terms and conditions:

1. As consented by all shareholders, Party A transfers RMB 15 million (accounting for 83.33%) equity to Party B.

2. Party A and B agreed the transfer fee is RMB 15 million which will be paid by cash on July 28, 2007.

3. After the transfer, Party B shall undertake all rights and obligations in Shandong Chaoying Culture & Entertainment Co., Ltd and shall abide by and practice related by-laws.

4. This Agreement shall be in triplicate, one for each Party, one for register authority.

5. This Agreement shall come into effect as of the day and year when it is reported and filed to the administration department for industry and commerce.

Party A (seal): Shaanxi Chaoying Beauty & Cosmetics Group Co., Inc.
Date: July 26, 2007


Party B (seal): Shaanxi Chaoying Biotechnology Co., Ltd
Date: July 26, 2007